Exhibit 99.1

Dice Holdings, Inc. Acquires WorldwideWorker

Combination Expands International Opportunity by Entering Recruitment for the Energy Industry

NEW YORK, NY, May 10, 2010– Dice Holdings, Inc. (NYSE: DHX), a leading provider of specialized career websites for professional communities, today announced it has completed the purchase of the online and career events-related businesses of WorldwideWorker, a global leader in recruitment for the energy industry.

“The acquisition of WorldwideWorker delivers on two important parts of our growth strategy: international growth and new vertical expansion,” said Scot Melland, Chairman, President & CEO of Dice Holdings, Inc. “WorldwideWorker is a well-regarded player in the highly-attractive energy sector. The global nature of the energy business allows us to leverage both our cross-border recruiting expertise and our international infrastructure.”

Based in Dubai, WorldwideWorker is widely known for its extensive international resume database and its recruitment events held at industry-leading conferences. More than 400,000 energy professionals have registered with WorldwideWorker and two-thirds of those are based in Asia, Africa or the Middle East. Nearly half of WorldwideWorker’s candidates have at least ten years experience.

“Our common goal is to help hiring managers and recruiters find the best possible talent most efficiently. Speed-to-hire is critical in the energy industry,” said Frederik Rengers, CEO of WorldwideWorker. “Pairing the experienced Dice team with our extensive energy-industry knowledge will drive the growth of WorldwideWorker and deliver significant value to our customers.”

The purchase price consists of initial consideration of $6.0 million in cash. Additional consideration to a maximum of $3.0 million in cash is payable upon the achievement of certain operating and financial goals over the next two years.

Webcast

Mr. Michael Durney, SVP, Finance & CFO will host a conference call today at 10:00 a.m. Eastern Time to discuss the acquisition.

The conference call can be accessed live over the phone by dialing 800-884-5695 or for international callers by dialing 617-786-2960; the participant passcode is 71751320. A replay will be available two hours after the call and can be accessed by dialing 888-286-8010 or 617-801-6888 for international callers; the replay passcode is 39342333. The replay will be available until May 17, 2010. The presentation will be webcast live on the investor relations section of the Company’s website at www.diceholdingsinc.com.

About Dice Holdings, Inc.

Dice Holdings, Inc. (NYSE: DHX) is a leading provider of specialized career websites for professional communities, including technology and engineering, financial services, energy, healthcare, and security clearance. Our mission is to help our customers source and hire the most qualified professionals in select and highly skilled occupations, and to help those professionals find the best job opportunities in their respective fields and further their careers. For more than 19 years, we have built our company by providing our customers with quick and easy access to high-quality, unique professional communities and offering those communities access to highly relevant career opportunities and information. Today, we serve multiple markets primarily in North America, Europe, the Middle East, Asia and Australia.

Forward-Looking Statements

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, competition from existing and future competitors, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, and the failure to attract qualified professionals or grow the number of qualified professionals who use our websites. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our quarterly reports on Form 10-Q, all of which are available on the Investor Relations page of our website at www.diceholdingsinc.com.

You should keep in mind that any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Investors:	Media:
Dice Holdings, Inc.	Makovsky + Company
Jennifer Bewley, 212-448-4181	Kona Luseni, 212-508-9684
ir@dice.com	kluseni@makovsky.com